EXHIBIT 99.1

Sacramento, CA - April 17, 2002
American River Holdings (Nasdaq: AMRB), the parent company of American River Bank, North Coast Bank and first source capital announced financial results for the first quarter, which ended March 31, 2002. Total assets were up $2 million from the $280,716,000 recorded for the quarter ended March 31, 2001. Shareholders' equity rose $2.8 million from the $25,778,000 reported in the first quarter of the previous year.

Net income for the first quarter was $961,000 ($0.36 diluted earnings per share), which is a slight decrease from the same quarter last year totaling $1,024,000 ($0.38 diluted earnings per share). When compared to the fourth quarter of 2001 the net income experienced a slight drop of $40,000. Net interest income decreased slightly by $104,000, totaling $3,583,000 for the first quarter of 2002, from the $3,687,000 reported for March 31, 2001, however, between the fourth and first quarter there was a difference of only $29,000. Total non-interest income dropped slightly to $492,000 in the quarter ended March 31, 2002 from the $579,000 reported during the first quarter of 2001. Total non-interest expense dropped slightly by 1.5%, from $2,380,000 to $2,344,000.

Total assets increased by $2 million totaling $282,713,000 at quarter end. When compared to the same quarter during the previous year total assets were $280,716,000. Average assets also grew by $7 million to $282,713,000 at March 31, 2002 from the $277,554,000 reported in 2001. Loans and deposits remained fairly consistent; net loans totaled $200,672,000 at March 31, 2002 compared to $200,941,000 at March 31, 2001. Deposits decreased slightly from $250,532,000 to $250,249,000 at March 31, 2002.

Non-performing loans and leases were 0.30% of the total loans and leases at March 31, 2002. Net charge-offs for the first quarter were 0.02% of average loans and leases. The allowance for loan and lease losses was 450.4% of non-performing loans and leases.
Return on average assets was 1.37% for the quarter ending March 31, 2002; down two basis points from the 1.39% reported for the first quarter in 2001. The efficiency ratio was 56.95%, up 1.21 basis points from the 55.74% reported at year-end 2001.

American River Holdings is a financial services company with three affiliates, American River Bank, a community business bank with four offices in Sacramento and Placer Counties, North Coast Bank, a community business bank with three offices in Sonoma County and first source capital, headquartered in Sacramento, which provides equipment lease financing on a brokerage basis for businesses throughout the country.

Related websites: www.amrb.com, www.americanriverbank.net, www.northcoastbank.com, www.firstsourcecapital.com

Unaudited financial statements are attached. Earnings per share have been adjusted for a 5% stock dividend.

FORWARD-LOOKING INFORMATION

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking

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statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other non interest income earned, general economic conditions, nationally, regionally and in the operating market areas of the Company and its subsidiaries, changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, data processing problems, a decline in real estate values in the Company's market area, the California power crisis, the effects of terrorism, including the events of September 11, 2001 and thereafter, and the conduct of the war on terrorism by the United States and its allies, as well as other factors. To gain a more complete understanding of the uncertainties and risks involved in the Company's business, this press release should be read in conjunction with the Company's annual report on Form 10-K for the year ended December 31, 2000.




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AMERICAN RIVER HOLDINGS

CONSOLIDATED BALANCE SHEET                                                               FINANCIAL SUMMARY
      (unaudited)
                                                                                  MARCH 31            MARCH 31         PERCENT
                      ASSETS                                                        2002                2001            CHANGE
                                                                              --------------        ------------       -------
Cash and due from banks                                                       $   22,061,000        $ 20,542,000         7.39%
Federal funds sold                                                                         -           4,320,000      -100.00%
Interest-bearing deposits in banks                                                 5,840,000           5,442,000         7.31%
Investment securities                                                             46,228,000          40,091,000        15.31%
Loans and leases, net                                                            200,672,000         200,941,000        -0.13%
Bank premises and equipment                                                        1,856,000           1,742,000         6.54%
Accounts receivable servicing receivable, net                                      2,370,000           3,408,000       -30.46%
Accrued interest and other assets                                                  3,686,000           4,230,000       -12.86%
                                                                              --------------        ------------       -------

                                                                              $  282,713,000        $280,716,000         0.71%
                                                                              ==============        ============       =======
        LIABILITIES & SHAREHOLDERS' EQUITY

Deposits                                                                      $  250,249,000        $250,532,000        -0.11%
Short-term borrowings                                                                      -                   -         0.00%
Long-term debt                                                                     2,028,000           2,073,000        -2.17%
Accrued interest and other liabilities                                             1,813,000           2,333,000       -22.29%
                                                                              --------------        ------------       -------
     Total liabilities                                                           254,090,000         254,938,000        -0.33%

Shareholders' equity                                                              28,623,000          25,778,000        11.04%
                                                                              --------------        ------------       -------

                                                                              $  282,713,000        $280,716,000         0.71%
                                                                              ==============        ============       =======

CONSOLIDATED STATEMENT OF INCOME                                                  FIRST                FIRST
        (unaudited)                                                              QUARTER              QUARTER          PERCENT
                                                                                   2002                 2001            CHANGE
                                                                              --------------        ------------       -------

Interest income                                                               $    4,465,000        $  5,783,000       -22.79%
Interest expense                                                                     882,000           2,096,000       -57.92%
                                                                              --------------        ------------       -------
     Net interest income                                                           3,583,000           3,687,000        -2.82%
Provision for loan and lease loss                                                    148,000             194,000       -23.71%
Total noninterest income                                                             492,000             579,000       -15.03%
Total noninterest expense                                                          2,344,000           2,380,000        -1.51%
                                                                              --------------        ------------       -------
     Income before taxes                                                           1,583,000           1,692,000        -6.44%
Income taxes                                                                         622,000             668,000        -6.89%
                                                                              --------------        ------------       -------
     Net income                                                               $      961,000        $  1,024,000        -6.15%
                                                                              ==============        ============       =======

Basic earnings per share                                                      $         0.38        $        .40        -5.00%
Diluted earnings per share                                                              0.36                0.38        -5.26%
Trailing 12-month diluted earnings per share                                            1.47

Average shares outstanding                                                         2,520,981           2,534,034

-------------------------------------------------------------------------------------------------------------------------------
Operating Ratios (through March 31):
     Return on average assets                                                          1.37%               1.50%
     Return on average equity                                                         13.79%              16.77%
     Efficiency ratio (fully taxable equivalent)                                      56.95%              55.22%
-------------------------------------------------------------------------------------------------------------------------------
Earnings per share have been adjusted for a 5% stock dividend in 2001.
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